Exhibit 99.1

On May 1, 2017, Daseke TRS LLC (TRS), an indirect wholly owned subsidiary of Daseke, Inc. (Daseke), and Thomas R. Schilli,  Laura Schilli Holcomb, Joyce Schilli Barclay, William H. Holcomb, Ann Louise Holcomb and the guardian of Thomas J. Barclay and Steven L. Barclay entered into a Purchase and Sale Agreement whereby TRS purchased 100% of the outstanding equity interests of  Schilli Leasing, Inc., Schilli Motor Lines, Inc. and its wholly-owned subsidiaries, Schilli Distribution Services, Inc. and Schilli National Trucking Leasing and Sales, Inc., all Indiana corporations (collectively, the Schilli Entities) for a purchase price of $21.0 million in cash (the Acquisition). The cash consideration was funded through a delayed draw term loan under Daseke’s term loan agreement with Credit Suisse AG, Cayman Islands Branch as administrative agent, and the lenders party thereto (the Term Loan Agreement). Such delayed draw occurred on May 1, 2017. For more information regarding the Term Loan Agreement, please see Daseke’s Current Report on Form 8-K filed on March 3, 2017.

On May 1, 2017, Daseke and Project Corn Belt Merger Sub, Inc. (Merger Sub), a subsidiary of TRS, entered into an Agreement and Plan of Merger with Schilli Transportation Services, Inc. (STS) whereby Merger Sub merged with and into STS, with STS being the surviving corporation.  Upon completion of the Merger, STS became a wholly owned subsidiary of TRS (the Merger). Consideration for the Merger was 232,885 shares of Daseke common stock valued at $2.34 million representing the fair value of the Company’s common stock of $10.05 based on a calculation of the volume weighted closing price of the stock for the five trading days prior to May 1, 2017.

The Acquisition and the Merger are collectively referred to as the Transaction below. STS and the Schilli Entities are collectively referred to as Schilli below.

Schilli, a privately held company based in Remington, Indiana, specializes in value added logistics management services for all areas of transportation, warehousing, fulfillment, fuel management services, equipment sales and leasing services.  Schilli generated $81.3 million and $19.4 million in revenues for the year ended December 31, 2016 and for the period January 1, 2017 to April 1, 2017, respectively.

The unaudited pro forma combined consolidated financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of operations actually would have been had the Transaction been completed as of the dates indicated. In addition, the unaudited pro forma combined consolidated financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma combined consolidated financial information does not include the impact of any revenue, cost or other operating synergies that may result from the Transaction.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of the Current Report on Form 8-K/A to which these unaudited pro forma consolidated financial statements are filed as Exhibit 99.1 (the Current Report). The pro forma combined consolidated financial information is derived from and should be read in conjunction with (i) the consolidated financial statements and related footnotes for the year ended December 31, 2016 as set forth in Daseke’s Current Report on Form 8-K/A filed March 16, 2017, (ii) the unaudited consolidated financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, which appear in Daseke’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, and (iii) the financial statements of Schilli Transportation Services, Inc. and Affiliates, which are filed as Exhibits 99.2 and 99.3 to the Current Report.

DASEKE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET

As of March 31, 2017

(in thousands)

			Pro Forma
			Adjustments	Footnote	Pro Forma
	Daseke	Schilli	2(a)	Reference	Combined
ASSETS
Current assets:
Cash	$38,549	$960	$(960)	(9)(14)	$38,549
Accounts receivable, net	67,342	8,900	188	(2)(9)	76,430
Drivers' advances and other receivables	2,446	446	(285)	(9)	2,607
Current portion of net investment in sales-type leases	4,015	—	—		4,015
Parts supplies	1,687	1,691	—		3,378
State tax receivable	418	315	—		733
Prepaid and other current assets	11,917	3,242	(71)	(1)(9)	15,088
Total current assets	126,374	15,554	(1,128)		140,800

Property and equipment, net	303,035	46,941	(8,081)	(3)(9)(12)	341,895
Goodwill	89,035	—	7,556	(6)	96,591
Intangible assets, net	70,211	—	—		70,211
Other long-term assets	12,395	550	—		12,945
Total assets	601,050	63,045	(1,653)		662,442

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Checks outstanding in excess of bank balances	1,479	—	—		1,479
Accounts payable	7,191	1,864	(5)	(9)	9,050
Accrued expenses and other liabilities	15,182	2,182	555	(9)(10)(11)(13)	17,919
Accrued payroll, benefits and related taxes	9,037	1,558	—		10,595
Accrued insurance and claims	9,617	386	—		10,003
Current portion of long-term debt	14,131	9,286	(714)	(9)	22,703
Total current liabilities	56,637	15,276	(164)		71,749

Long-term debt, net of current portion	266,466	24,080	15,418	(5)(9)	305,964
Deferred tax liabilities	89,744	3,405	3,162	(1)(4)	96,311
Other long-term liabilities	230	206	—		436
Total liabilities	413,077	42,967	18,416		474,460

Stockholders’ equity:
Series A convertible preferred stock	65,000	—	—		65,000
Common stock	4	1	(1)	(7)(8)	4
Additional paid-in-capital	146,215	2	2,338	(7)(8)(10)	148,555
Retained earnings (accumulated deficit)	(23,246)	20,075	(22,406)	(7)(9)(11)(12)(13)	(25,577)
Accumulated other comprehensive income	—	—	—		—
Total stockholders’ equity	187,973	20,078	(20,069)		187,982
Total liabilities and stockholders’ equity	$601,050	$63,045	$(1,653)		$662,442

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Statements.

DASEKE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2017

(in thousands, except share and per share amounts)

			Pro Forma
			Adjustments	Footnote	Pro Forma
	Daseke	Schilli	3(a)	Reference	Combined
Revenues:
Freight	$125,555	$16,123	$(4,852)		$136,826
Brokerage	20,869	—	2,290		23,159
Logistics	—	1,903	1,036	(4)	2,939
Fuel surcharge	14,010	1,356	(175)		15,191
Total revenues	160,434	19,382	(1,701)		178,115

Operating expenses:
Salaries, wages and employee benefits	50,121	6,988	(1,666)		55,443
Fuel	19,223	3,319	(1,379)		21,163
Operations and maintenance	23,224	1,676	1,935		26,835
Communications	404	—	35		439
Purchased freight	37,586	1,824	1,553		40,963
Administrative expense	7,378	2,426	(929)	(4)	8,875
Sales and marketing	383	—	—		383
Taxes and licenses	2,281	304	29		2,614
Insurance and claims	4,123	421	(375)	(4)	4,169
Acquisition transaction expenses	445	—	277		722
Depreciation and amortization	16,315	1,613	239	(1)(4)	18,167
Gain on disposition of revenue property and equipment	(200)	—	(535)		(735)
Total operating expenses	161,283	18,571	(816)		179,038
Income (loss) from operations	(849)	811	(885)		(923)

Other (income) expense:
Interest income	(4)	(32)	9	(4)	(27)
Interest expense	5,896	268	330	(2)(4)	6,494
Write-off of unamortized deferred financing fees	3,883	—	—		3,883
Other	(108)	(72)	22		(158)
Total other expense	9,667	164	361		10,192

Income (loss) before provision (benefit) for income taxes	(10,516)	647	(1,246)		(11,115)
Provision (benefit) for income taxes	(2,770)	200	(258)	(5)	(2,828)
Net income (loss)	(7,746)	447	(988)		(8,287)

Other comprehensive income (loss):
Change in fair value of interest rate swaps	52	—	—		52
Comprehensive income (loss)	(7,694)	447	(988)		(8,235)

Net income (loss)	(7,746)	447	(988)		(8,287)
Less dividends to preferred shareholders	(806)	—	—		(806)
Net income (loss) attributable to common shareholders	$(8,552)	$447	$(988)		$(9,093)

Net loss per common share:
Basic	$(0.32)				$(0.33)
Diluted	$(0.32)				$(0.33)
Weighted-average common shares outstanding:
Basic	26,931,186		232,885	(3)	27,164,071
Diluted	26,931,186		232,885		27,164,071

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Statements.

DASEKE, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

(in thousands, except share and per share amounts)

			Pro Forma
			Adjustments	Footnote	Pro Forma
	Daseke	Schilli	4(a)	Reference	Combined
Revenues:
Freight	$517,861	$70,180	$(13,123)		$574,918
Brokerage	87,410	—	1,364		88,774
Logistics	—	5,701	7,451	(5)	13,152
Fuel surcharge	46,531	5,455	(1,502)		50,484
Total revenues	651,802	81,336	(5,810)		727,328

Operating expenses:
Salaries, wages and employee benefits	197,789	28,806	(7,931)		218,664
Fuel	66,865	12,773	(5,584)		74,054
Operations and maintenance	96,100	8,060	7,789	(5)	111,949
Communications	1,618	—	232		1,850
Purchased freight	154,054	7,883	4,916		166,853
Administrative expense	25,250	9,702	(2,921)	(5)	32,031
Sales and marketing	1,743	—	5		1,748
Taxes and licenses	9,222	1,294	90	(5)	10,606
Insurance and claims	19,114	1,673	(875)	(5)	19,912
Acquisition transaction expenses	25	—	357	(2)	382
Depreciation and amortization	67,500	6,377	943	(1)(5)	74,820
Gain on disposition of revenue property and equipment	(116)	—	(179)		(295)
Impairment	2,005	—	—		2,005
Total operating expenses	641,169	76,568	(3,158)		714,579
Income (loss) from operations	10,633	4,768	(2,652)		12,749

Other (income) expense:
Interest income	(44)	—	(44)		(88)
Interest expense	23,124	1,074	1,325	(3)(5)	25,523
Other	(331)	(355)	260	(5)	(426)
Total other expense	22,749	719	1,541		25,009

Income (loss) before provision (benefit) for income taxes	(12,116)	4,049	(4,193)		(12,260)
Provision (benefit) for income taxes	163	(196)	41	(6)	8
Net income (loss)	(12,279)	4,245	(4,234)		(12,268)

Other comprehensive income (loss):
Change in fair value of interest rate swaps	62	—	—		62
Unrealized holding gain on securities	—	73	—		73
Comprehensive income (loss)	(12,217)	4,318	(4,234)		(12,133)

Net income (loss)	(12,279)	4,245	(4,234)		(12,268)
Less dividends to preferred shareholders	(4,770)	—	—		(4,770)
Net income (loss) attributable to common shareholders	$(17,049)	$4,245	$(4,234)		$(17,038)

Net loss per common share:
Basic	$(0.81)				$(0.80)
Diluted	$(0.81)				$(0.80)
Weighted-average common shares outstanding:
Basic	20,980,961		232,885	(4)	21,213,846
Diluted	20,980,961		232,885		21,213,846

See accompanying notes to the Unaudited Pro Forma Combined Consolidated Financial Statements.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

NOTE 1 – SCHILLI PURCHASE PRICE

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary, and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. For pro forma purposes, the total consideration of $27.4 million consists of $21.0 million of cash, $2.3 million in Daseke common stock and $4.0 million of long-term debt refinanced by Daseke.  Debt assumed in the Transaction was approximately $23.1 million.

The following table summarizes the purchase price allocation adjustments of the assets acquired and liabilities assumed. The final allocation of the purchase price will be determined at a  later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Final adjustments, including increases and decreases to depreciation and amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, may be material. Adjustments to the fair value of tangible and intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the Transaction, and the adjustment to goodwill may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of Schilli’s assets acquired and liabilities assumed was as follows:

Accounts receivable	$8,798
Parts inventory	1,681
Equipment held for sale	1,474
Other assets	2,305
Property and equipment	39,931
Goodwill	7,556
Intangible assets	—
Deferred tax liabilities	(6,847)
Accounts payable and other current liabilities	(10,721)
Long-term debt	(16,817)
Total	$27,360

NOTE 2 – PRO FORMA ADJUSTMENTS, AS PRESENTED ON THE MARCH 31, 2017 BALANCE SHEET

The pro forma adjustments are based upon information and assumptions available at the time of the filing of the Current Report. The unaudited pro forma combined consolidated balance sheet includes adjustments that are factually supportable and directly attributable to the transaction regardless of whether they will have a continuing impact or were non-recurring. Schilli’s first quarter of 2017 ended on April 1, 2017 as opposed to Daseke’s first quarter ending on March 31, 2017. No adjustment has been made for this difference as the amount is immaterial.

a.	Certain reclassifications have been made to the Schilli historical consolidated balance sheet to conform to Daseke’s presentation. Represents adjustments for the Transaction as follows:

1.

To report deferred tax pursuant to Accounting Standards Update (ASU) 2015-17 which was adopted by Daseke as of December 31, 2015. ASU 2015-17 permits the retrospective reclassification of deferred tax assets and liabilities as noncurrent in the consolidated balance sheets. Deferred tax assets of $0.1 million were reclassified to long-term deferred tax liabilities.

2.	Represents an increase of $0.2 million in accounts receivable to record at fair value.

3.	Represents an increase of $2.0 million in property and equipment to appraised values as of the Transaction date.

4.	Represents increase in deferred tax liabilities due to the increase in property and equipment values and deferred taxes on goodwill of $3.3 million.

5.	Represents advance on the delayed draw term loan of $21.0 million.

6.

Recognition of the preliminary goodwill resulting from the pro forma allocation of the purchase price as if the Transaction had occurred using a preliminary goodwill estimate.  Goodwill resulting from the Transaction is not amortized, and will be assessed for impairment at least annually in accordance with ASC 350. The goodwill as a result of the Transaction is not deductible for income tax purposes.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

7.	Represents adjustment to eliminate Schilli’s common stock, additional paid-in capital, and retained earnings of $1 thousand, $2.5 thousand and $16.9 million, respectively.

8.	Represents 232,885 shares of common stock issued to the sellers of STS resulting in adjustments to common stock, and additional paid-in capital of $23 thousand and $2.34 million, respectively.

9.	Represents adjustment to remove the Schilli Family, LLC which was not acquired in the Transaction. The adjustments (in thousands) include:

Cash	$(113)
Accounts receivable, net	(10)
Drivers' advances and other receivables	(285)
Prepaid and other current assets	(10)
Property and equipment, net	(8,428)
Accounts payable	(5)
Accrued expenses	(609)
Current portion of long-term debt	(714)
Long-term debt, net of current portion	(5,581)
Retained earnings	(3,155)

10.	Represents adjustment to write off $0.7 million liability to the Schilli Family, LLC.

11.	Represents adjustment to account for transaction costs of $0.3 million.

12.	Adjustment to reflect increase in accumulated depreciation of $1.7 million for the increase in depreciation expense related to the increase in the fair value of property and equipment.

13.	Represents interest on the term loan delayed draw advance at 6.5% of $0.4 million.

14.	Represents elimination of historical cash balances not received by Daseke in the transaction of $0.8 million.

NOTE 3 – PRO FORMA ADJUSTMENTS, AS PRESENTED IN THE STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2017

The unaudited pro forma combined consolidated statement of operations includes adjustments which give effect to the events that are factually supportable, directly attributable to the transaction, and are expected to have a continuing impact on Daseke and Schilli on a consolidated basis. Schilli’s first quarter of 2017 ended on April 1, 2017 as opposed to Daseke’s first quarter ending on March 31, 2017. No adjustment has been made for this difference as the amount is immaterial.

a.	Certain reclassifications have been made to the Schilli historical consolidated statement of operations to conform to Daseke’s presentation. Represents adjustments for the Transaction as follows:

1.	Represents adjustment to record pro forma depreciation expense of $0.3 million on the purchase price allocation for the fair value of assets as of the Transaction date.

2.

Represents incremental interest expense of $0.4 million from the delayed draw on Daseke’s term loan as if the delayed draw occurred on January 1, 2016 partially offset by $35 thousand reversal of interest on existing Schilli debt upon assumed refinance of debt on January 1, 2016 utilizing funds from the delayed draw on the Daseke term loan.

3.	Represents 232,885 shares of common stock issued to the sellers.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

4.	Represents adjustment to remove the Schilli Family, LLC which was not acquired in the Transaction. The adjustments (in thousands) include:

Logistics	$(420)
Total revenues	(420)

Operating expenses:
Administrative expense	(23)
Insurance and claims	(3)
Depreciation and amortization	(94)
Total operating expenses	(120)
Income (loss) from operations	(300)

Interest income	9
Interest expense	(44)
Total other expense	(35)

Income (loss) before provision (benefit) for income taxes	$(265)

5.	Represents $0.3 million tax benefit on impact of pro forma adjustments calculated using Daseke’s effective tax rate of 26.3% for the three months ended March 31, 2017.

NOTE 4 – PRO FORMA ADJUSTMENTS, AS PRESENTED IN THE STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2016

The unaudited pro forma combined consolidated statement of operations includes adjustments which give effect to the events that are factually supportable, directly attributable to the transaction, and are expected to have a continuing impact on Daseke and Schilli on a consolidated basis.

a.	Certain reclassifications have been made to the Schilli historical consolidated statement of operations to conform to Daseke’s presentation. Represents adjustments for the Transaction as follows:

1.	Represents adjustment to record pro forma depreciation expense of $1.3 million on the purchase price allocation for the fair value of assets as of the Transaction date.

2.	Represents adjustment to account for transaction costs of $0.4 million.

3.

Represents incremental interest expense of $1.6 million from the delayed draw on Daseke’s term loan as if the delayed draw occurred on January 1, 2016 partially offset by $0.1 million reversal of interest on existing Schilli debt upon assumed refinance of debt on January 1, 2016 utilizing funds from the delayed draw on the Daseke term loan.

4.	Represents 232,885 shares of common stock issued to the sellers.

DASEKE, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

5.

Represents adjustment to remove the Schilli Family, LLC which was not acquired in the Transaction. The adjustments eliminated the following: (a) $1.6 million logistics revenues, (b) $13 thousand communications expense, (c) $0.1 million administrative expense, (d) $19 thousand taxes and licenses expense, (e) $13 thousand insurance and claims, (f) $0.4 million depreciation expense, (g) $0.2 million interest expense and (h) $0.2 million other income. Total impact was an increase of $1.0 million to loss before benefit for income taxes.

6.	Represents $41 thousand tax expense on impact of pro forma adjustments calculated using Daseke’s effective tax rate of (1.3%) for the year ended December 31, 2016.